Exhibit 99.2

Final Transcript

ACCUCONFERENCE: GRANNUS FINANCIAL ADVISORS INC August 16, 2011

SPEAKERS

Yvonne Zappulla
Alexander Ellinson – Chairman, Voiceserve
Michael Bibelman – CEO, Voiceserve
Rick Palmer

PRESENTATION
Moderator
Ladies and gentlemen thank you for standing by and welcome to the Voiceserve earnings conference call.  At this time all participants are in a listen-only mode.  Later there will be an opportunity for questions and comments and instructions will be given at that time.  I would now like to turn the conference call over to our host, Yvonne Zappulla.  Yvonne.

Y. Zappulla
Thank you, Krista.  Good afternoon, everyone.  Thanks for joining us for Voiceserve’s first fiscal quarter 2012 financial results conference call.  As you know, I’m Yvonne Zappulla of Grannus Financial Advisors, Voiceserve’s investor relation consultant and obviously host for today’s call.

With us today is Alexander Ellinson, Chairman of Voiceserve, and Michael Bibelman, the company’s CEO.

The first quarter 2012 earnings report press release was issued last evening, August 15th, and is available on the company’s home page of its website and under the Investor Relations section at www.voipswitch.com.  A copy of this call will be available for review approximately two hours after its completion on the company’s website.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

Management has approximately 45 minutes for this call.  Alex, Chairman of Voiceserve, will briefly review the company’s first quarter figures which ended June 30, 2011, and then jump right into management strategy and expectations for the immediate and longer-term future.

To expedite Alex’s presentation, the conference call at this point will be in a listen-only mode for all participants.  Alex and Michael Bibelman, CEO of Voiceserve, will take questions at the completion of Alex’s comments, and all questions will be addressed on a first-come, first-served basis.

Before we begin, I’d like to state the following:  During this call the management and representatives of Voiceserve may make comments that may be deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, that are subject to significant risks and uncertainties.  Forward-looking statements include information concerning the company’s future results, operations, products, research, market analysis, implementation and business strategy.  As you consider forward-looking statements, you should also understand that these statements are not guarantees of performance or results.  They involve risks, uncertainties and assumptions that could cause actual results to differ materially from those in the forward-looking statements.  These risks and uncertainties include, but are not limited to, those described in the press release, the company’s filings with the Securities and Exchange Commission’s forms 10-K and 10-Q.

I’d now like to turn the call over to Alex Ellinson, Co-founder and Chairman of Voiceserve.

A. Ellinson
Good morning.  I’d like to thank you all for joining us today.  This quarter marks our shift into full commercialization mode, as our Voiceserve product platform and modules are fully built out, were delivered on our first enterprise contracts generating licenses as well as commitment to future recurring revenues.

A second contract has been signed and substantially installed with multiple additional contracts in the process of negotiations.

Now, let’s quickly review our figures.  I would like to note that heretofore we have been in heavy research and development modes, while over the past three years ... products in the market and achieving modest growth to our revenues.  Now that we’re on the full commercialization mode, we are receiving a great deal of interest from the telecom industries that we believe will provide impetus to our future sales growth.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

As indicated on our form 10-Q and the press release issued yesterday, Voiceserve generated first quarter revenues of $1.2 million, an increase of approximately 9.2% over the prior year’s first quarter revenue and sequentially we grew revenue 14.6% over the prior fourth quarter.  Our revenue growth through the year was predominantly driven by expanding our business into larger enterprise sales which includes some of the largest telecommunications carriers in the world.

We completed installation of our first such contract in the quarter and were able to book a license fee of approximately $180,000.  This contract is with the largest mobile carrier in Saudi Arabia with over 22 million subscribers.  This contract contains recurring revenue components such that for every subscriber that downloads our software, we will receive roughly $0.50 annually.  The carrier has a major launch scheduled for September that will include a significant national rollout advertising campaign.

During the first quarter, we also signed a second enterprise contract.  The contract was with the largest UAE telecom conglomerate.  The initial license for this contract totals over $214,000 which we have expected to have booked during the first quarter since installation was completed.

The customer requested a couple of small additional design enhancements which related to the issuance of the ready-for-service certificate and consequently, our officers preferred that we hold off booking until the RFS was issued.  It is important to note that while we were not able to book the revenues from this second contract, a portion of its associated costs were incurred during the first quarter.

Voiceserve reported a net loss for the first quarter ended June 30th, 2011, of $1.1 million, or $0.03 per basic share.  It is important to note that non-cash, mark-to-market pricing of the company’s common stock derivatives and non-cash restricted stock-based compensation totaled over $1 million.  This compares to an income of $126,000, or breakeven for the quarter, and a net loss of $263,000, or $0.01 per basic share for the prior fourth quarter.

As we stated at the last conference call, we believe that we will be able to turn profitability for the full fiscal year 2012.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

Our gross margin during the quarter was approximately 37%, which is a decrease from the 58% level that was recorded in the fiscal year 2011.  The dip in gross margin reflects two conditions.  Number one, the addition of engineers and technical staff to work on testing support of contracts, the revenues from which have yet to be recognized.  And, number two, the final R&D developments of new products that were released during the current quarter.  We anticipate a material increase in gross margin during the current fiscal year as our costs to build the core of our platform are largely behind us and, as revenue for work already performed on contracts will be recognized.

The company’s SG&A expenses through the year totaled $1.1 million inclusive of $46, 000 – sorry I want to repeat that, it’s for the quarter – The company’s SG&A expenses during the quarter totaled $1.1 million inclusive of $46,000 of capital raising expense and non-cash, stock-based compensation of $568,000.  Excluding these expenses, SG&A were $505,000 which is a $45,000 reduction over last year’s first quarter and a decrease of $141,000 over the sequential fourth quarter.

We expect that our costs will remain close to current levels, excluding non-operating expenses such as stock and derivatives, mark-to-market pricing.

Quickly turning to the balance sheet, cash and equivalent on June 30th, 2011, were $455,000.  Accounts receivable, together with pre-paid expenses, totaled approximately $184,000.  Voiceserve holds no long-term debt; however, current liabilities totaled $1.4 million of which $817,000 represent liability for common stock purchase warrants.  The company stockholder equity is a positive $1.3 million.

During the quarter, the company completed a private investment in public equity or … transaction with a credit investment totaling $498,000.  The proceeds of this raise were predominantly used to hire additional sales persons as well as increase our marketing presence.  Today, Voiceserve has approximately 45 million shares of common stock outstanding with fully diluted shares totaling 50.7 million.  If all options and warrants were to be exercised, the company would receive an additional $2.2 million in proceeds.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

Now, let’s discuss the big picture and drill down into the specifics of our opportunity.  VOIP is gaining momentum.  The telecommunications industry is undergoing a transformation from expensive landline and mobile networks to the economical voice over the internet protocol.  … has estimated that VOIP usage will reach 40% in Europe and 40% in the United States by this year end.  Organizations that purchased … VOIP solutions five to seven years ago are now replacing them with the latest technologies according to Infonetics Research.  By 2013 globally, mobile VOIP applications will reach 278 million users.  In fact, by 2019, it is estimated that half of all mobile calls will be conducted over IP networks.  Voiceserve is in commercialization mode to competitively seize upon this quickly growing immediate opportunity.

Voiceserve is a voice software provider offering a platform that is uniquely Windows-based enabling any entity to become a virtual VOIP telephone switching system.  To be clear, we are one of a handful of software companies enabling VOIP providers.  We sell our technology to telecom providers who in turn offer a VOIP service plan to the public.  Our software consistently leads the industry with the latest capabilities and most comprehensive offerings.  The software is open architecture, simple to install and significantly fast in connection time, highly competitively priced and requires no additional hardware.  Our Windows-based software provides advanced web solutions that are secure, highly scalable and reliable.  We have developed voice … technology that enables the VOIP call behind fire walls and significantly reduces the broadband capacity.

Since VoiceSwitch was founded, we have deployed over 20,000 licenses to approximately 3,000 customers globally while we were simultaneously building out our service offerings.  This customer count has been achieved predominantly through retail marketing, our basic Voiceserve license for which we … (audio cuts out) approximately 800 concurrent VOIP calls only.  So, as our customers grow, they will take on multiple licenses with us.

We also receive recurring annual maintenance fees per license on demand.  While we’re actually … the number of customers in this wholesale/reseller portion of our business to continue to increase, there has been a growing trend over the past several months, given the current economic climate, for customer requests to extend license payments on a monthly basis, rather than one upfront lump payment.  We’ve come to realize that by offering payment plans and hosted solutions not only are we building up recurring revenues, but our customer count is expanding at a greater pace.  So, we have begun to offer a rental option.  For $149 per month, our customers are permitted 150 concurrent calls.  On March 31st, 2011, 58 customers signed up for this plan and by June 30th, 2011, we were up to 246 customers signing on.  Of course, this has been a … opportunity for the company and currently, the majority of our customers still opt for the one-time license fee.  We anticipate that this side of our business will continue to generate revenue at the level of $1 million to $1.2 million per quarter consistent with past revenue levels.  The breakout of our business will come from enterprise contracts.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

As we neared the completion of a build out of our platform as early as December of 2010, we have consistently been gaining increasing attention from major carriers, service providers and hardware manufacturers.  Introduction of our award-winning modules, in particular our mobile dialers and now video on demand, we are experiencing a great deal of attention.  Not only do we offer the ability to make internet calls from a fuller range of cellular phones, WiFi, 3G or … environments, but we offer a full range of services that go along with your mobile phone like conferencing, call forward, call waiting, texting, instant messaging, video conferencing, etc.

Importantly, as you are aware, we are the only VOIP service provider that can perform all these tasks globally.  For all … including Windows, iPhone, iPads, androids and the coveted Blackberry.  These features make our software offering unique.

In addition, we are amongst the first VOIP software companies to enable video on demand to internet service providers.  Currently, we are in active negotiations with approximately 15 entities.  Give the size of entities and the … nature of the contracts, the sales cycle is significantly longer than our wholesale/reseller business.

During the second quarter, we have completed the testing phase of our technology with five large entities and are now in contract negotiations with three of them.

With the completion of a raise in early June this year for $498,000, we have been able to hire additional engineering talent to secure and support the volume of larger contract opportunities we have in front of us today, specifically the following contracts:  During the month of September we anticipate rollout of the Saudi Arabian mobile carrier contract that was signed last month for which we received a license fee in the first quarter.  Given the recurring nature of the contracts and the more carrier subscribers who download our software, the larger picture is recurring revenue build.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

The second contract that we signed in the first quarter was with one of the largest cellular carriers in the UAE.  Once the RFS had been received and we were able to book the license revenue this current second quarter, we have an invitation to open communications with numerous other carriers owned by this entity.  This particular UAE consortium consists of a majority ownership position of 18 separate country telecom carriers collectively totaling approximately 150 million subscribers.

On the table today are significant carrier discussions regarding our mobile dialers beyond the Middle East involving two very large mobile carriers in Asia.  The first we have settled with and are now up to the contractual stage which we hope to complete this current quarter.

The second Asian carrier, which has already paid a deposit for phase one, should be delivered this quarter and we are currently negotiating phase two that includes extra modules and dialers.

In Europe we are speaking with approximately five carriers, two of which are in testing phase, the third we believe will be delivering software this current quarter.  In the U.S. we’re almost finished completing phase one and have already begun negotiating phase two.  We’re aiming to have a recurring revenue component on most of these carrier contracts.

We’re also close to testing phase with approximately six well-known software distributors or technology aggregators and hardware manufacturers.

Video on demand.  We have generated tremendous interest in our video on demand product which is designed for commercial end users in the form of setup boxes.  These boxes are basically raw.  We will be putting our software onto these boxes.  Currently, the boxes are circulating on the markets that run … technology and do not compromise user quality and are in the range of approximately $250 plus per piece.  We are waiting for cheaper android setup boxes to be released in the near future.

Once we have it setup and running, we have the potential to deploy … and offer a one-stop solution for residential users as well as that would include video on demand and a broad VOIP technology.  This delay is holding back immediate orders.  We will be offering two revenue-generating models.  Firstly, the sale of a video on demand license and secondly, a … for rentals in the case of ….

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

We believe our technology is of the most advanced today all under one portal. We have released already our video on demand product and are just waiting for the setup boxes.

So, in summary, our business opportunities are proliferating as we approach profitability.  Our technology and personnel are … efforts to support the growth demands of our VOIP software suites.  Consequently, we would like to reiterate our guidance for fiscal year 2012 of $9 million in revenues and $0.08 earnings per fully diluted share.

Operator, I would like to open the call now to questions. Thank you.

Moderator	Alright, and we’ll just give that a couple of minutes to queue up. Alright, let’s go with our first question in the queue.

R. Palmer
Alex, Michael, good morning.  This is Rick Palmer.  I had a quick question for you.  With VOIP being, you know, a hotbed industry today and for the foreseeable future and with an industry you know ripe with consolidation, my question is fourfold.  Have you been approached by any company so far as you’ve been talking about doing these contracts with other companies.  And then secondly, what’s your policy towards being acquired?  And then thirdly, what do you consider the company to be worth in today’s environment with the comps and the takeovers in the VOIP space.  And then lastly, do you have an advisor to help you go through this process?

M. Bibelman
Hi, Rick, good morning.  Michael speaking.  Yes, we’ve been verbally approached.  We did have the … approach us about a few months ago verbally … would you be for sale.  But since then, nothing else and we actually did not follow it up because we never believed at the time its value for our investors.

Number two, I can’t remember the sequence of your questions, but I will remember them.  Number two is we have hired an M&A banker, a … telecom and … technology – I won’t say hired, he’s on a performance basis only, we don’t pay him anything – to advise us on any acquisitions.  So he is there on hand in case we need it.

Number three is we never say no to anything.  So if the right opportunity comes along for someone to buy us out and it makes really sense to our shareholders, obviously we would consider everything.  We are not actively going out there looking for anybody to buy us out at the moment because we believe we can build … our product which we have at the moment.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994

GRANNUS FINANCIAL ADVISORS INC
Moderator: Yvonne Zappulla
Date/Time August 16, 2011

R. Palmer	Okay. Thank you.

Moderator	Alright, I don’t see any other questions in the queue at this time. Do you have any closing comments you’d like to give out, gentlemen?

M. Bibelman
Yes, myself, Michael.  On behalf of Alex and myself and the dedicated hard working specialists at Voiceserve, I would like to thank you for your interest in our company.  Voice communications over the internet is being aggressively adopted around the world and picking up good momentum in the United States.  The global economic downturn serves as a catalyst for business and consumers to seek new cost-efficient alternatives to landline and telecommunications.  … mobile service providers … Google, Facebook and Microsoft … comprehensive and leading edge VOIP platform.  We have been perfecting the comprehensive features of our VOIP software for almost a decade.  We believe we have compiled one of the most robust VOIP software platforms available … receive acknowledgment from industry leaders for licensed use of our software, partnership and other leverage inquiries.

We look forward to our next conference and our next call when we report our mid-year figures in early November.  … we will be meeting investors in New York, Chicago and California in early September 2011.

Please contact Yvonne Zappulla if you would like to have a meeting. Have a pleasant day and thank you very much.

Moderator	Thank you and that will conclude our call for the day.

Accu-Rate Inc • 6300 Ridglea Place, Suite 318 • Fort Worth, Texas 76116
1.800.977.4607 • F 1.800.909.7994